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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement Nos. 333-160798, 333-128663, 333-119580 and 333-119578 on Form S-8 of our reports dated March 1, 2013, relating to the financial statements and financial statement schedule of True Religion Apparel, Inc. and Subsidiaries and the effectiveness of True Religion Apparel, Inc. and Subsidiaries' internal control over financial reporting appearing in this Annual Report on Form 10-K of True Religion Apparel, Inc. and Subsidiaries for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
March 1, 2013

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  Exhibit 23.1